UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 10, 2025

Date of Report (Date of earliest event reported)

YHN Acquisition I Limited

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-42251	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2/F, Hang Seng Building 200 Hennessy Road, Wanchai Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 5499 8101

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, no par value, and one Right entitling the holder to receive one-tenth of an Ordinary Share	YHNAU	The Nasdaq Stock Market LLC
Ordinary Share	YHNA	The Nasdaq Stock Market LLC
Rights	YHNAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Form 8-K filed on July 14, 2025, Mr. Satoshi Tominaga resigned from his positions as the Chief Executive Officer and a director of YHN Acquisition I Limited (the “Company”) and the Board appointed Ms. Poon Man Ka, Christy as the Chief Executive Officer and a director of the Company, both effective on July 11, 2025.

In connection with the positional change, Mr. Tominaga transferred 15,000 ordinary shares (the “Shares”) of the Company to the Company’s sponsor, YHN Partners I Limited, who in turn transferred them to Ms. Poon. The Shares were transacted for a total of $214.29 for each transaction. The Shares currently held by Mr. Poon continues to be subject to the lock-up and stock escrow restrictions that were applicable when Mr. Tominaga held the Shares.

On October 10, 2025, the Company and Ms. Poon entered into an Indemnification Agreement, and in respect of the Shares, a Joinder Agreement to Stock Escrow Agreement and a Letter Agreement, all of which are exhibited to this Form 8-K as Exhibit 10.1, 10.2 and 10.3 respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Indemnification Agreement, dated October 10, 2025, by and between the Company and Ms. Poon
10.2	Joinder Agreement to Stock Escrow Agreement, dated October 10, 2025, by and between the Company, Continental Stock Transfer & Trust Company, the Initial Shareholders and Ms. Poon
10.3	Letter Agreement, dated October 10, 2025, by and between the Company and Ms. Poon

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2025

YHN ACQUISITION I LIMITED

By:	/s/ Poon Man Ka, Christy
Name:	Poon Man Ka, Christy
Title:	Chief Executive Officer

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